Exhibit 99.1

Allarity Therapeutics Announces the Grant of Essential U.S. Patent for Its Stenoparib DRP® Companion Diagnostic

-	Key U.S. patent now protects exclusivity for developing stenoparib with the stenoparib-DRP® until April 2042

TARPON SPRINGS, Fla., June 30, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor—today announced that the United States Patent and Trademark Office (USPTO) has granted the key U.S. patent covering its proprietary stenoparib-specific Drug Response Predictor (DRP®) companion diagnostic. The newly granted patent has a term extending into April 2042. The patent grant follows the USPTO’s Notice of Allowance for the stenoparib DRP® companion diagnostic formerly announced by Allarity in April 2026.

“This is a critical step for Allarity. With this U.S. patent now granted and providing protection into 2042, we have established an important long-term intellectual property foundation for stenoparib and our DRP® companion diagnostic,” said Thomas Jensen, Chief Executive Officer of Allarity Therapeutics. “Looking ahead, our goal is to use the stenoparib DRP® to help identify the patients most likely to benefit from treatment. This patent provides the foundation for advancing a more precise, patient-selection-driven approach to ovarian cancer and accelerating stenoparib toward FDA approval.”

The granted patent covers methods for predicting clinical benefit from stenoparib based on gene-expression profiles derived from tumor samples, as well as methods for selecting patients most likely to benefit from stenoparib treatment using the stenoparib DRP® test. The patent protects Allarity’s long-term commercial strategy, allowing exclusivity for stenoparib when used in concert with the stenoparib DRP® companion diagnostic in the United States into April 2042.

Allarity has also secured patent protection for the stenoparib DRP® in Europe and Australia into 2039, with related applications pending in several additional international markets.

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers, especially drug-resistant cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer, small cell lung cancer and colorectal cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121. Allarity has completed its first Phase 2 trial for stenoparib in advanced ovarian cancer patients. That trial showed promising and durable clinical benefit in ovarian cancer patients who had 2+ lines of therapy and were given stenoparib twice daily. The updated data from this study were presented at the AACR special conference on advances in ovarian cancer in September 2025. Note that analyses may change as the study fully matures. A new protocol was designed expressly to capitalize on this emerging clinical experience with stenoparib in platinum resistant patients and began enrolling patients in the summer of 2025. This amended protocol enrolls only platinum resistant or platinum-ineligible patients and is designed to accelerate the clinical development of stenoparib toward FDA approval. In parallel, a separate Phase 2 trial evaluating stenoparib in combination with temozolomide for relapsed small cell lung cancer (SCLC) began enrolling patients in early 2026 and is currently enrolling patients across multiple VA sites in the US.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity’s principal operations are located in Denmark and its U.S. business address is in Florida and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the term, scope, validity, enforceability and commercial value of the Company’s newly granted U.S. patent covering its stenoparib-specific DRP® companion diagnostic, including the patent’s term extending into April 2042; the ability of the patent to protect the use of the stenoparib DRP® test to identify patients most likely to derive clinical benefit from stenoparib treatment; the anticipated contribution of the patent to the Company’s intellectual property and commercial strategy; the potential utility and regulatory acceptance of the DRP® companion diagnostic strategy; and the Company’s plans and ability to advance stenoparib and its companion diagnostic toward clinical development, regulatory approval and commercialization. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the scope, validity, enforceability, maintenance and interpretation of the granted patent; the possibility of third-party challenges, administrative proceedings, litigation or other actions affecting the patent or the Company’s intellectual property rights; the possibility that the actual patent term or scope of protection may differ from the Company’s expectations; the Company’s ability to obtain, maintain and enforce intellectual property protection in the United States and other jurisdictions; the potential utility, clinical validation and regulatory acceptance of the DRP® companion diagnostic strategy; the Company’s ability to conduct, enroll and complete its ongoing and future clinical trials; the possibility that prior clinical observations may not be confirmed in ongoing or future studies; the ability of stenoparib to demonstrate sufficient safety, efficacy, tolerability or clinical benefit to support further development or regulatory approval; and the Company’s ability to secure sufficient financial, operational, manufacturing and clinical resources to continue development of stenoparib. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026, available at the SEC’s website at www.sec.gov, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com